UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 9, 2005

Date of Report (Date of earliest event reported)

EXABYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-18033	84-0988566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2108 55th Street

Boulder, Colorado 80301

(Address of principal executive offices)

(303) 442-4333

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry Into Material Definitive Agreement

On September 9, 2005, the Compensation Committee of the Board of Directors of Exabyte Corporation (the Company) approved the accelerated vesting of all unvested common stock options with exercise prices equal to or greater than 200% of the closing price of the Company’s common stock on September 9, 2005 ($.20 per share). As a result, options with an exercise price of $.40 or higher became fully vested and exercisable on that date. All options granted to employees, officers and members of the Board of Directors under the Company’s Incentive Stock Plan, the 1997 Non-Officer Stock Option Plan, and the 2004 Stock Option Plan, and options granted to the Company’s Chief Executive Officer outside of the plans, were subject to the accelerated vesting.

The primary purpose of the accelerated vesting was to eliminate future compensation expense related to these options that the Company would otherwise recognize in its consolidated financial statements upon the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R). SFAS 123R is effective for the Company beginning in the first quarter of 2006, and will require that compensation expense related to stock options be recognized in the Company’s consolidated statement of operations. The Company estimates that the maximum aggregate future compensation expense that will be eliminated as a result of the accelerated vesting of these options is approximately $5.3 million, with $3.3 million in 2006, $1.6 million in 2007 and $400,000 in 2008. The Company will include the impact of the acceleration in the applicable pro forma footnote disclosures in its third quarter 2005 consolidated financial statements.

A summary of the number of outstanding options, the number and percentage of options for which vesting was accelerated, and the weighted average exercise price of the accelerated options is as follows (share amounts in thousands):

2

	Total outstanding options	Aggregate number of stock options for which vesting was accelerated	Percentage of aggregate number of accelerated options	Weighted average exercise price of accelerated options

Named Executive Officers (1)	19,078	7,100	43.5%	$1.06
Non-employee Directors	1,615	455	2.8%	$.81
Total Executive Officers and irectors	20,693	7,555	46.3%	$1.04
All Other Employees	18,887	8,769	53.7%	$.81
Total	39,580	16,324	100.0%	$.92

(1) Includes current executive officers, as named in the Company’s 2005 Proxy Statement filed with the Securities and Exchange Commission on June 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

EXABYTE CORPORATION
(Registrant)

Date	September 14, 2005	By	/s/ Carroll A. Wallace
Carroll A. Wallace
Chief Financial Officer and Corporate Secretary

3